UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2015

GEOSPACE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-13601

DE	76-0447780
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7007 Pinemont Drive, Houston, TX 77040

(Address of principal executive offices, including zip code)

(713) 986-4444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (“Annual Meeting”) of Geospace Technologies Corporation (the “Company”) was held on February 12, 2015 in Houston, Texas. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as follows:

Proposal 1:

Ms. Tina M. Langtry, Mr. Michael J. Sheen and Mr. Charles H. Still were elected as directors to serve three-year terms expiring in 2018. The voting details are as follows:

	For	Withheld Authority	Non Vote

Tina M. Langtry	10,071,562	411,885	1,413,627

Michael J. Sheen	9,694,472	788,975	1,413,627

Charles H. Still	9,709,232	774,215	1,413,627

Proposal 2:

Proposal 2 was a proposal to ratify the appointment by the audit committee of the board of directors of BDO USA, LLP, independent public accountants, as auditors for the year ending September 30, 2015. This proposal was approved and the voting details are as follows:

For	Against	Abstain

11,603,118	274,125	19,831

Proposal 3:

Proposal 3 was a proposal to hold an advisory vote on executive compensation, as described in the proxy materials. This proposal was approved and the voting details are as follows:

For	Against	Abstain	Non Vote

10,121,272	342,032	20,143	1,413,627

Proposal 4:

Proposal 4 was a proposal to vote on the approval of the reincorporation of the Company from the State of Delaware to the State of Texas. This proposal was approved and the voting details are as follows:

For	Against	Abstain	Non Vote

10,461,330	12,964	9,153	1,413,627

Item 8.01. Other Events

On February 12, 2015, Rick Wheeler, Chief Executive Officer of the Company made remarks to stockholders in attendance, which are attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1 Remarks by Rick Wheeler, Chief Executive Officer of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION
Date: February 13, 2015

	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President, Chief Financial Officer and Secretary